FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)  February 7, 2000.


                            HIGH PLAINS CORPORATION

            (Exact name of registrant as specified in its charter)


Kansas                                                                #1-8680
(State or other jurisdiction of                              (Commission File
incorporation)                                                        Number)



200 W. Douglas                                                    #48-0901658
Suite #820                                                      (IRS Employer
Wichita, Kansas  67202                                    Identification No.)
(Address of principal
executive offices)


                                 (316) 269-4310
                         (Registrant's telephone number)


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Item 5  Other Information

Wichita, Kansas, February 7, 2000 - High Plains Corporation (Nasdaq:HIPC) today announced agreement by its Board of Directors to move to the next phase of its glycerol production program.

The initial production tests for this new product, first announced in the Company's November 1999 press release, have been completed. Lab scale and initial plant product tests were completed by High Plains in conjunction with Drs. Willem Kampen and Michael Saska of the Audobon Sugar Institute at Louisiana State University. The testing involved the use of Dr. Kampen's patented technology to extract glycerol from condensed distillers solubles, one of the current by-products of High Plains' existing ethanol production process.

To date, pilot production has yielded glycerol at 98 percent purity, according to Gary R. Smith, President and CEO of High Plains. Samples of the production are currently being evaluated at potential customer labs.

Smith said the next phase of the project consists of engineering production equipment at the Company's Colwich, Kansas ethanol plant for production of approximately 10 million pounds of glycerol annually. The project engineering is expected to take 45 days, with financing to be sought soon thereafter. Market and production cost estimates still appear favorable, and assuming design and construction costs come in as expected, ground breaking for modification of the Colwich facility could take place as early as the summer of 2000.

He indicated that the current ethanol production of 18-20 million gallons per year at Colwich would continue. The anticipated glycerol production should materially reduce only the condensed distillers solubles now produced at this facility.

Based in Wichita, Kansas, High Plains Corporation is among the nation's largest producers of ethanol. The Company operates production facilities in Colwich, Kansas; York, Nebraska and Portales, New Mexico.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation risks of fluctuations in feedstock commodity prices, changes in the market prices or demand for motor fuels and Ethanol, legislative changes regarding air quality, fuel specifications or incentive programs, as well as general market conditions, competition and pricing. The Company believes that forward-looking statements made by it are based upon reasonable expectations. However, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including its annual 10-K, Proxy Statement and quarterly 10-Q filings, copies of which are available from the Company without charge.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:     February 7, 2000                       HIGH PLAINS CORPORATION

                                                 /s/Gary R. Smith
                                                 President & CEO